Exhibit 99.1

BOSTON – October 17, 2023– Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”) today announced it will report its financial results for the third quarter ended September 30, 2023 on Monday, November 6, 2023 after market close. Management will host a conference call on Tuesday, November 7, 2023 at 8:30 a.m. Eastern Time to discuss the Company’s financial results.

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on November 7, 2023. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

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Domestic: 1-844-825-9789
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International: 1-412-317-5180
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Conference ID: 10183669

All participants will need to reference “Bain Capital Specialty Finance - Third Quarter Ended September 30, 2023 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through November 14, 2023 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

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Domestic: 1-844-512-2921
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International: 1-412-317-6671
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Conference ID: 10183669

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through June 30, 2023, BCSF has invested approximately $6.8 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com